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                                                                  Exhibit 23 (b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 (File No. 333-51123) of Conseco, Inc., of our reports dated March 23, 1998 on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, included in the Annual Report on Form 10-K.



                                                    /S/ COOPERS & LYBRAND L.L.P.
                                                    ----------------------------
                                                        COOPERS & LYBRAND L.L.P.


Indianapolis, Indiana
June 30, 1998